Exhibit 3.2

RESTATED BY-LAWS

OF

UNIFI, INC.

(with amendments on July 23, 2014 to Sections 1.11, 1.13, 1.14, 2.03, 2.04, 2.05(a), 3.01 and

3.04, and otherwise as previously amended on December 20, 2007 and corrected on July 24, 2013)

ARTICLE I

SHAREHOLDERS

      SECTION 1.01. ANNUAL MEETING. The Annual Meeting of Shareholders for the election of Directors and the transaction of such other business as may come before it shall be held on such date in each calendar year, not later than the one hundred fiftieth (150) day after the close of the Corporation's preceding fiscal year, and at such place as shall be fixed by the President and stated in the notice or waiver of notice of the meeting.

      SECTION 1.02. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose of purposes, may be called at any time by any Director, the President, any Vice President, the Treasurer or the Secretary or by resolution of the Board of Directors. Special meetings of the shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

      SECTION 1.03. NOTICE OF MEETINGS OF SHAREHOLDERS. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is the Annual Meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at this address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

      When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the next preceding paragraph.

      SECTION 1.04. WAIVERS OF NOTICE. Notice of meeting need not be given to any shareholder who submits a signed Waiver of Notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a Waiver of Notice by him.

      SECTION 1.05. QUORUM. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

      When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

      The shareholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      SECTION 1.06. FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty or less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

      When a determination of shareholders of record entitled to notice of or to vote at any meeting or shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

      SECTION 1.07. LIST OF SHAREHOLDERS AT MEETING. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

      SECTION 1.08. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

      Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Section.

      The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Corporate Officer responsible for maintaining the list of shareholders.

      Except when other provision shall have been made by written agreement between the parties, the record holder of shares which are held by a pledgee as security or which belong to another, upon demand therefor and payment of necessary expenses thereof, shall issue to the pledgor or to such owner of such shares a proxy to vote or take other action thereon.

      A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value, except as authorized in this Section and Section 620 of the Business Corporation Law.

      A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by any of the following or a nominee of any of the following:

      (1) A Pledgee;

      (2) A person who has purchased or agreed to purchase the shares;

      (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

      (4) A person who has contracted to perform services as an Officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

      (5) A person designated by or under an agreement under paragraph (a) of said Section 620.

      Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under paragraph (a) of said Section 620 has terminated, and becomes revocable, in a case provided for in subparagraph (3) or (4) above, at the end of the period, if any, specified therein as the period during which it is irrevocable, or three years after the date of the proxy, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section. This paragraph does not affect the duration of a proxy under the second paragraph of this Section.

      A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

      SECTION 1.09. SELECTION AND DUTIES OF INSPECTORS. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed failed to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

      The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

      Unless appointed by the Board of Directors or requested by a shareholder, as above provided in this Section, inspectors shall be dispensed with at all meetings of shareholders.

      The vote upon any question before any shareholders' meeting need not be by ballot.

      SECTION 1.10. QUALIFICATION OF VOTERS. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, except as expressly provided otherwise in this Section and except as otherwise expressly provided in the Certificate of Incorporation of the Corporation.

      Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

      Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a Trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a Trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as Trustee or into the name of his nominee.

      Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

      Redeemable shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

      Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such Officer, agent or proxy as the By-Laws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      When shares are registered on the record of shareholders of the Corporation in the name of, or have passed by operation of law or by virtue of any deed of trust or other instrument to two or more fiduciaries, and if the fiduciaries shall be equally divided as to voting such shares, any court having jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in interest, may direct the voting of such shares for the best interest of the beneficiaries. This paragraph shall not apply in any case where the instrument or order of the court appointing such fiduciaries shall otherwise direct how such shares shall be voted.

       Notwithstanding the foregoing paragraphs of this Section, the Corporation shall be protected in treating the persons whose names shares stand on the record of shareholders as the owners thereof for all purposes.

SECTION 1.11. VOTE OF SHAREHOLDERS.

(a)     Election of Directors. The election of Directors by shareholders at any meeting of shareholders, commencing with the Corporation’s annual meeting of shareholders in 2015 (or any special meeting in lieu thereof), shall be by the affirmative vote of a majority of the votes cast, with shareholders being allowed to vote for or against the nominees, unless an election is contested (a “Contested Election”). For purposes of these Bylaws, a “Contested Election” means an election of Directors where there are more nominees for election than there are open positions on the Board of Directors to be filled by election at the subject meeting, determined as of the date that is fourteen (14) days before the Corporation first files its definitive proxy statement pursuant to applicable rules and regulations (the “Proxy Rules”) under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) with respect to the meeting at which the election will occur. If there is a Contested Election, the election of Directors shall be by a plurality of the votes cast, with the nominees who receive the highest number of votes cast for their election being elected (up to the total number of such open positions).

For purposes of all matters to be voted on by the shareholders, including the elections of Directors, a quorum of the shares entitled to vote must be present at the subject meeting. Abstentions and broker non-votes with respect to any shares shall be counted for purposes of determining the presence of a quorum, but they shall not be counted for purposes of determining the number of votes cast.

(b)     Non-Election Matters. Whenever any corporate action, other than an election of Directors, is to be taken by vote of the shareholders, such action shall be authorized or approved (as the case may be) by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, except as otherwise may be required by the Business Corporation Law, by the Certificate of Incorporation or by the Board of Directors in order for the Corporation to comply with an applicable requirement of the SEC or a stock exchange market.

      SECTION 1.12. WRITTEN CONSENT OF SHAREHOLDERS. Whenever under the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This paragraph shall not be construed to alter or modify the provisions of any section of the Business Corporation Law or any provision in the Certificate of Incorporation of the Corporation not inconsistent with the Business Corporation Law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

      Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

SECTION 1.13. REQUIREMENTS FOR CONSIDERATION OF A SHAREHOLDER PROPOSAL. Commencing with the 2015 annual meeting of shareholders, in order for any proposal by a shareholder to be considered at any annual meeting of shareholders (or at any special meeting in lieu of an annual meeting), including, without limitation, any proposal to elect a nominee as a Director at such meeting, the shareholder must give timely notice thereof (a “Proposal Notice”) to the Secretary of the Corporation and otherwise satisfy the requirements of this Section 1.13.

(a)

Timing and Form of Notice. In order for a Proposal Notice to be timely and properly given with respect to an annual meeting of shareholders, the Proposal Notice must be in writing and be received by the Secretary at the Corporation’s principal executive offices no earlier than 120 days, and no later than 90 days, prior to the first anniversary of the Corporation’s immediately preceding annual meeting of shareholders; provided, however, that if no annual meeting of shareholders was held in the immediately preceding year, or if the date for the subject upcoming annual meeting has been changed by more than 30 days from the date of the immediately preceding year’s annual meeting, then the Proposal Notice must be received by the Secretary not later than the later of (i) 90 days prior to the subject meeting and (ii) 10 days following the day on which the Corporation first announced publicly (or mailed notice to the shareholders of) the date of such meeting.

The Proposal Notice must set forth with respect to the shareholder making the proposal and, if applicable, any beneficial owner of the shares on whose behalf the proposal is made (each, and collectively, the “Proponent”) all of the following: (1) the name and address of the Proponent; (2) the number of shares of the Corporation’s common stock, and the amount and type of any other securities of the Corporation, owned beneficially or of record as of the date the Proposal Notice is delivered; (3) any material interest of the Proponent in the subject matter of the proposal; (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of the Proponent (or any of its affiliates or associates) with respect to the Corporation’s securities; (5) any other information relating to the Proponent that would be required to be disclosed in a proxy or information statement pursuant to the Proxy Rules, if the proposal were to be included in such a proxy or information statement of the Corporation in connection with the subject meeting; (6) a representation by the Proponent that the Proponent (or a qualified representative of the Proponent) intends to appear in person at the meeting to present the proposal; and (7) an undertaking by the Proponent to notify the Corporation in writing of any change in the foregoing information as of the record date for the subject meeting, by providing such notice to the Secretary of the Corporation not later than the 10th date following such record date, and thereafter to notify the Corporation of any change in any such information by providing notice in writing to the Secretary within two (2) business days of the change and, in any event, by the close of business on the day immediately preceding the meeting date.

(b)

Proposals Relating to a Director Nominee. If a proposal is to nominate one or more persons for election as a Director, the Proposal Notice shall identify specifically (and provide reasonably detailed personal and professional biographical information about) each such person, and shall otherwise set forth or be accompanied by, as the case may be, (1) a written statement, signed by the proposed nominee, with respect to the background and qualifications of the proposed nominee; (2) an undertaking by the proposed nominee to complete and sign a copy of the standard questionnaire then being used by the Corporation to gather or update information with respect to its Directors and executive officers; (3) a description of all arrangements or understandings between the Proponent and the proposed nominee; and (4) a consent signed by the proposed nominee agreeing to serve as a Director if elected.

(c)

Information about Other Proposals. Without limiting any other provision of this Section 1.13, if a proposal relates to a matter other than a nominee for election as a Director, the Proposal Notice shall set forth a brief description of such matter (including the text of any proposal or resolution to be presented for consideration by the shareholders), the reasons for conducting such matter at the meeting and any material interest of the Proponent in such matter.

(d)

Authority of Corporation to Exclude Certain Proposals. Nothing contained in this Section 1.13 shall restrict any right of the Corporation, under applicable law, to conclude that any proposal is inappropriate for consideration by the shareholders at the subject meeting, or shall obligate the Corporation to include any proposal in the Corporation’s proxy materials for the subject meeting. Without limiting the foregoing, the Corporation shall be entitled to exclude any proposal from inclusion in the Corporation’s proxy materials if the Proponent fails to comply with applicable requirements of the Proxy Rules, including, without limitation, Rule 14a-8 or any successor rule or requirement.

SECTION 1.14. CLARIFICATION OF CERTAIN LEGACY TERMINOLOGY. The capitalization of the following words, terms or phrases in these Bylaws is not intended to establish them as defined terms with a special (as opposed to a general) meaning, and the use elsewhere in these Bylaws of such words, terms or phrases without capitalization does not denote or intend a different meaning from the capitalized uses: “Annual Meeting of Shareholders”, “Annual Meeting”, “Shareholders”, “Directors” and “Officers”. The words “By-Laws” and “By-Law” are intended to be interchangeable with the words “Bylaws” and “Bylaw”, respectively.

ARTICLE II

DIRECTORS

      SECTION 2.01. MANAGEMENT OF BUSINESS; QUALIFICATIONS OF DIRECTORS. The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least twenty-one years of age.

      Directors need not be Stockholders.

      The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the statutes of the State of New York, by the Certificate of Incorporation of the Corporation and these By-Laws.

      SECTION 2.02. NUMBER OF DIRECTORS. The number of Directors which shall constitute the entire Board shall be nine (9), but this number may be increased and subsequently again increased or decreased from time to time by the affirmative vote of the majority of Directors, except that the number of Directors shall not be less than seven (7).

      SECTION 2.03. ELECTION OF DIRECTORS. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting of shareholders, subject to prior death, resignation, retirement, or removal from office and until his or her successor, if there is to be one, shall be elected and qualified. An existing Director who is a nominee for reelection and who is not reelected shall be deemed to have tendered to the Board of Directors (immediately upon his or her failure to be reelected) his or her resignation as a Director; such person shall confirm in writing his or her tender of such resignation, if requested by the Secretary of the Corporation; and the Board of Directors (without the participation of such person) shall determine when to accept (and make effective) such resignation, pending the election and qualification of any successor to such person.

      In no case will a decrease in the number of Directors shorten the term of an incumbent Director.

      SECTION 2.04. NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created Directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement, or removal from office, subject to Section 2.05(b), may be filled by the majority of the Directors voting on the particular matter, if a quorum is present. If the number of Directors then in office is less than a quorum, such newly created Directorships and vacancies may be filled by the affirmative vote of a majority of the Directors in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the shareholders, at which the election of Directors is in the regular order of business, and until his or her successor, if there is to be one, is elected and qualified.

      In no case will a decrease in the number of Directors shorten the term of an incumbent Director.

      SECTION 2.05(a). RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President), or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 2.05(b). REMOVAL OF DIRECTORS. Any or all of the Directors may be removed at any time (i) for cause by vote of the shareholders or by action on the Board of Directors or (ii) without cause by vote of the shareholders, except as expressly provided otherwise by Section 706 of the Business Corporation Law. The Board of Directors shall fill vacancies occurring in the Board by reason of removal of Directors for cause. Vacancies occurring by reason of removal without cause shall be filled by the Shareholders.

      SECTION 2.06. QUORUM OF DIRECTORS. At all meetings of the Board of Directors, a majority of the number of Directors then office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as expressly provided otherwise by the statutes of the State of New York and except as provided in the third sentence of Section 2.04, in Section 2.11 and Section 7.09 hereof.

      A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

      SECTION 2.07. ANNUAL MEETING. The Board of Directors shall meet immediately following the adjournment of the Annual Meeting of shareholders in each year at the same place and no notice of such meeting shall be necessary.

      SECTION 2.08. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

      SECTION 2.09. SPECIAL MEETINGS. Special meetings may be called at any time by any Director, the President, any Vice President, the Treasurer, or the Secretary or by resolution of the Board of Directors. Special meetings shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

      SECTION 2.10. COMPENSATION. Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board or of any committee and/or such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 2.11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more Directors, and each of which, to the extent provided in the resolution, shall have the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

      (a) The submission to shareholders of any action that needs shareholder's authorization under the Business Corporation Law.

      (b) The filling of vacancies in the Board of Directors or in any committee.

      (c) The fixing of compensation of the Directors for serving on the Board of Directors or on any committee.

      (d) The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

      (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

      The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

      Regular meetings of any such committee shall be held at such time and place as shall from time to time be fixed by such committee and no notice thereof shall be necessary. Special meetings may be called at any time by any Officer of the Corporation or any member of such committee. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a special meeting of the Board of Directors. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

      SECTION 2.12. INTERESTED DIRECTORS. No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation's Directors are Directors or Officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

            (1) If the fact of such common Directorship, Officership or financial interest is disclosed or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested Director or Directors;

            (2) If such common Directorship, Officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

            (3) If the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board, a committee of the shareholders.

      Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

      SECTION 2.13. LOANS TO DIRECTORS. A loan shall not be made by the Corporation to any Director unless it is authorized by vote of the shareholders. For this purpose, the shares of the Director who would be the borrower shall not be shares entitled to vote. A loan made in violation of this Section shall be a violation of the duty to the Corporation of the Directors approving it, but the obligation of the borrower with respect to the loan shall not be affected thereby.

      SECTION 2.14. CONSENT TO ACTION. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee consent in writing, whether done before or after the action so taken, to the adoption of a resolution authorizing the action. The resolution and the written consent thereto shall be filed with the Minutes of the proceeding of the Board or the committee.

ARTICLE III

OFFICERS

      SECTION 3.01. ELECTION OR APPOINTMENT: NUMBER.     The Chairman of the Board of Directors and Officers of the Corporation shall be elected or appointment by the Board of Directors. The Officers shall be a Chief Executive Officer (unless the Board of Directors determines otherwise), a President, a Secretary, a Treasurer, and such number of Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other Officers, as the Board may from time to time determine. Any person may hold two or more offices at the same time, except the offices of President and Secretary. An Officer may, but no Officer need, be chosen from among the Board of Directors.

      SECTION 3.02. TERM. Subject to the provisions of Section 3.03 hereof, all officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next Annual Meeting of shareholders, and each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. The Board may require any Officer to give security for the faithful performance of his duties.

      SECTION 3.03. REMOVAL. Any Officer elected or appointed by the Board of Directors may be removed by the Board with or without cause.

      The removal of an Officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an Officer shall not of itself create contract rights.

      SECTION 3.04. AUTHORITY. If the Board of Directors has determined not to appoint or elect a specific person to the position of Chief Executive Officer of the Corporation, or in the absence of the person so appointed or elected, the President shall be the Chief Executive Officer (“CEO”) of the Corporation. The CEO shall oversee the general operations of the Corporation and set company policy that would be implemented, interpreted and carried out by the President of the Corporation who will report directly to the CEO. The Chairman of the Board shall preside at all meetings of the Board of Directors unless some other person is designated by the Board.

      SECTION 3.05. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers or notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE IV

CAPITAL STOCK

      SECTION 4.01. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Any share certificates shall by signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue.

      Each certificate representing shares shall also set fort such additional material as is required by subdivisions (b) and (c) of Section 508 of the Business Corporation Law.

      SECTION 4.02. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of New York and in these By-Laws Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before the new certificate shall be issued; or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and compliance with appropriate procedures for transferring shares in uncertificated form.

      SECTION 4.03. REGISTERED HOLDERS. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the Statutes of the State of New York.

      SECTION 4.04. NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient (in the judgment of the Directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

ARTICLE V

FINANCIAL NOTICES TO SHAREHOLDERS

      SECTION 5.01. DIVIDENDS. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (1) disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or (2) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

      SECTION 5.02. SHARE DISTRIBUTION AND CHANGES. Every distribution to shareholders of certificates representing a share distribution or a change of shares which affects stated capital, capital surplus or earned surplus shall be accompanied by a written notice (1) disclosing the amounts by which such distribution or change affects stated capital, capital surplus or earned surplus, or (2) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such distribution or change upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

      When issued shares are changed in any manner which affects stated capital, capital surplus or earned surplus, and no distribution to shareholders of certificates representing any shares resulting from such change is made, disclosure of the effect of such change upon the stated capital, capital surplus and earned surplus shall be made in the next financial statement covering the period in which such change is made that is furnished by the Corporation to holders of shares of the class or series so changed or, if practicable, in the first notice of dividend or share distribution or change that is furnished to such shareholders between the date of the change and shares and the next such financial statement, and in any event within six months of the date of such change.

      SECTION 5.03. CANCELLATION OF REACQUIRED SHARES. When reacquired shares other than converted shares are canceled, the stated capital of the Corporation shall be reduced by the amount of stated capital then represented by such shares plus any stated capital not theretofore allocated to any designated class or series which is thereupon allocated to the shares canceled. The amount by which stated capital has been reduced by cancellation of required shares during a stated period of time shall be disclosed in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the end of the period and the next such financial statement, and in any event to all its shareholders within six months of the date of the reduction of capital.

      SECTION 5.04. REDUCTION OF STATED CAPITAL. When a reduction of stated capital has been effected under Section 516 of the Business Corporation Law, the amount of such reduction shall be disclosed in the next financial statement covering the period in which such reduction is made that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the date of such reduction and the next such financial statement, and in any event to all its shareholders within six months of the date of such reduction.

      SECTION 5.05. APPLICATION OF CAPITAL SURPLUS TO ELIMINATION OF A DEFICIT. Whenever the Corporation shall apply any part or all of its capital surplus to the elimination of any deficit in the earned surplus account, such application shall be disclosed in the next financial statement covering the period in which such elimination is made that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to holders of each class or series of its shares between the date of such elimination and the next such financial statement, and in any event to all its shareholders within six months of the date of such action.

      SECTION 5.06. CONVERSION OF SHARES. Should the Corporation issue any convertible shares, then, when shares have been converted, disclosure of the conversion of shares during a stated period of time and its effect, if any, upon stated capital shall be made in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the end of such period and the next financial statement, and in any event to all its shareholders within six months of the date of the conversion of shares.

ARTICLE VI

INDEMNIFICATION

      SECTION 6.01. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he is or was a Director, Officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer or employee of any Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer or employee or in any other capacity while serving as a Director, Officer or employee, to the fullest extent authorized by the New York Business Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 6.02 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a Director or Officer in his capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it should be determined ultimately that such Director or Officer is not entitled to be indemnified under this Section or otherwise.

      "Employee" as used herein, includes both an active employee in the Corporation's service, as well as a retired employee who is or has been a party to a written agreement under which he might be, or might have been, obligated to render services to the Corporation.

      SECTION 6.02. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 6.01 is not paid in full by the Corporation within sixty (60) days or, in cases of advances of expenses, twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the New York Business Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article.

      SECTION 6.03. NONEXCLUSIVENESS. The indemnification and advances of expenses granted pursuant to, or provided by, this Article shall not be deemed exclusive of any other rights to which a Director or Officer seeking indemnification or advancement or expenses may be entitled, whether contained in the Certificate of Incorporation or these By-Laws, and the Board of Directors is authorized, from time to time in its discretion, to enter into agreements with one or more Directors, Officers and other persons providing for the maximum indemnification allowed by applicable law.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article (a) shall apply to acts or omissions antedating the adoption of this By-Law, (b) shall be severable, (c) shall not be exclusive of other rights to which any Director, Officer or employee may now or hereafter become entitled apart from this Article, (d) shall continue as to a person who has ceased to be such Director, Officer or employee and (e) shall inure to the benefit of the heirs, Executors and Administrators of such a person.

      SECTION 6.04. INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall have the power to purchase and maintain insurance (a) to indemnify the Corporation for any obligations which it incurs as the result of the indemnification of Directors and Officers under the provisions of this Article; (b) to indemnify Directors and Officers in instances which they may be indemnified by the Corporation under the provisions of this Article; and (c) to indemnify Directors and Officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article, provided the contract of insurance covering such Directors and Officers provides, in a manner acceptable to the Superintendent of Insurance of the State of New York, for a retention amount and for co-insurance.

      No insurance under the preceding paragraph of this Section may provide for any payment, other than the cost of defense, to or on behalf of any Director of Officer: (i) if a judgment or other final adjudication adverse to the insured Director or Officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (ii) in relation to any risk the insurance of which is prohibited under the insurance laws of the State of New York.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.01. OFFICES. The principal office of the Corporation shall be in the City of New York, County of New York, State of New York. The Corporation may also have offices at other places, within and/or without the State of New York.

      SECTION 7.02. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal of New York".

      SECTION 7.03. CHECKS. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

      SECTION 7.04. FISCAL YEAR. The fiscal year of the Corporation shall end on the last Sunday in the month of June, and the following day (regardless of the month) shall be the first day of the next fiscal year of the Corporation.

      SECTION 7.05. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and Executive Committee, if any, and shall keep at the office of the Corporation in New York State or at the office of its transfer agent or registrar in New York State, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

      SECTION 7.6. DUTY OF DIRECTORS AND OFFICERS. Directors and Officers shall discharge the duties of their respective positions in good faith and with that degree of diligence, care and skill which ordinarily prudent men would exercise under similar circumstances in like positions. In discharging their duties, Directors and Officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the President or the Officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

     SECTION 7.07. WHEN NOTICE OR LAPSE OF TIME UNNECESSARY; NOTICE DISPENSED WITH WHEN DELIVERY IS PROHIBITED. Whenever, under the Business Corporation Law or the Certificate of Incorporation or the By-Law of the Corporation or by the terms of any agreement or instrument, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submit a signed waiver of notice of such requirements.

      Whenever any notice or communication is required to be given to any person by the Business Corporation Law, the Certificate of Incorporation of the Corporation or theses By-Laws, or by the terms of any agreement or instrument, or as a condition precedent to taking any corporate action and communication with such person is then unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statutes, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Any affidavit, certificate or other instrument which is required to be made or filed as proof of the giving of any notice or communication required the Business Corporation Law shall, if such notice or communication to any person is dispensed with under this paragraph, include a statement that such notice or communication was not given to any person with whom communication is unlawful. Such affidavit, certificate or other instrument shall be as effective for all purposes as though such notice or communication had been personally given to such person.

      SECTION 7.08. ENTIRE BOARD. As used in these By-Laws, the term "Entire Board" means the total number of Directors which the Corporation would have if there were no vacancies.

      SECTION 7.09. AMENDMENT OF BY-LAWS. These By-Laws may be amended or repealed and new By-Laws adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote of the holders of the shares at the time entitled to vote in the election of any Directors, except that any amendment by the Board changing the number of Directors shall require the vote of a majority of the Entire Board and except that any By-Laws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law.

      If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board, the shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

      SECTION 7.10 NONAPPLICATION OF NORTH CAROLINA SHAREHOLDER PROTECTION ACT. The provisions of North Carolina General Statutes 55-75 through 55-79 shall not be applicable to this Corporation.

      SECTION 7.11. SECTION HEADINGS. The Headings to the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.